Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
ANNOUNCES THE RELEASE OF ITS
THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – November 9, 2021 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the three and nine months ended September 30, 2021 on Form 10-Q. In conjunction with this announcement, the Company has posted to its website supplemental information regarding WHLR's financial and operating results for the three and nine months ended September 30, 2021. This information, as well as additional information on WHLR and its business activities, can be accessed via the Investor Relations page at www.whlr.us.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Please visit the Company's website for more information. Interested parties may access the website through the following link www.whlr.us.

Mary Jensen
Investor Relations
mjensen@whlr.us
Office: (757) 627-9088
Cell: (310) 526-1707